UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2011

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) and Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced the successful outcome of a Phase 3 trial to evaluate the efficacy and safety of oral methylnaltrexone for the treatment of opioid-induced constipation in subjects with chronic, non-cancer pain.  The trial demonstrated highly statistically significant results for the primary endpoint in two of its three treatment arms when compared to the placebo treatment arm, and statistically significant efficacy was also seen in the same treatment groups for the two key secondary efficacy endpoints.  Overall, efficacy of oral methylnaltrexone in the study was comparable to that reported in clinical studies of subcutaneous methylnaltrexone in subjects with chronic, non-cancer pain, and the overall observed safety profile was comparable to placebo.

A copy of the companies’ press release, which contains additional information concerning the trial and its results, is included in this Report as Exhibit 99.1, and the information contained therein is incorporated into this Item 8.01 by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1	Press Release issued December 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PROGENICS PHARMACEUTICALS, INC.
                                   By:  /s/ ROBERT A. MCKINNEY
                                       Robert A. McKinney
                                       Chief Financial Officer, Senior Vice President,
                                       Finance & Operations

Date December 20, 2011